Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of October 9, 2009, by and among EMPIRE RESORTS, INC., a New York corporation (“Borrower”), ALPHA MONTICELLO, INC. (“AMI”), ALPHA CASINO MANAGEMENT INC. (“ACMI”), MOHAWK MANAGEMENT, LLC (“MML”), MONTICELLO CASINO MANAGEMENT, LLC (“MCML”), MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC (“MRDC”), MONTICELLO RACEWAY MANAGEMENT, INC. (“MRMI”; and together with AMI, ACMI, MML, MCML and MRDC, collectively, the “Guarantors”), the financial institutions set forth on the signature pages hereto (each a “Bank” and collectively, the “Banks”) and THE PARK AVENUE BANK as agent for Banks (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Banks are parties to an Amended and Restated Loan Agreement dated as of July 27, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Banks provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Banks waive various Events of Default that have occurred and make certain amendments to the Loan Agreement, and Agent and Banks are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.           Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

      (a)            Section 2.8 is amended in its entirety to provide as follows:

“The Maturity Date shall be December 31, 2009.”

                              (b)            Section 3.1 is amended in its entirety to provide as follows:

“The Borrower agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding at a rate per annum equal to the applicable Basic Interest Rate.”

                              (c)            Section 6A is deleted in its entirety.

                              (d)            Section 7.1 is hereby amended as follows:

(i)          By adding “and” at the end of clause (n) thereof immediately following “;”;

(ii)         By replacing “; and” at the end of clause (o) with “.”;  and

(iii)        By deleting clause (p) in its entirety.

                              (e)           Annex I is amended as follows:

(i)          By adding the following defined terms in their appropriate alphabetical order:

(A)           “Amendment No. 1” shall mean that certain Amendment No. 1 dated as of October 9, 2009 to Amended and Restated Loan Agreement dated as of July 27, 2009, among Borrower, Guarantors, Agent and Banks.

(B)            “Amendment No. 1 Effective Date” shall mean the date when the conditions of effectiveness set forth in Section 4 of Amendment No. 1 have been met to Agent’s satisfaction.

(C)           “Basic Interest Rate” shall mean a rate per annum equal to (a) from the Closing Date until the day immediately preceding the Amendment No. 1 Effective Date, the greater of (i) the fluctuating rate of interest announced from time to time in The Wall Street Journal as the “US prime rate” (or if such rate is no longer published by The Wall Street Journal, such rate as the Agent shall announce from time to time as its “prime rate”, which rate is not necessarily the lowest rate that the Agent charges to its customers) plus 5.50% and (ii) 9.00% and (b) from the Amendment No. 1 Effective  Date until maturity (whether by acceleration or otherwise), a rate per annum equal to 8.00%.

(ii)         By deleting the following defined terms in their entirety therefrom:

(A) “Extension Period”; and

(B) “First Extended Maturity Date”.

3.           Waiver.  Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent and Banks hereby waive the Event of Default which has occurred as a result of Borrower’s failure to pay principal when due on the Short Term Maturity Date.

4.           Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:  Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Banks and consented and agreed to by Guarantors, (ii) payment of one million dollars ($1,000,000) from Borrower in immediately available funds to be applied to the outstanding principal amount of the Loans, (iii) an opinion from Borrower’s counsel stating that the Borrower and Guarantors have authority to enter into and execute this Amendment, (iv) payment of all fees and expenses incurred by Agent in connection with this Amendment from Borrower not to exceed ten thousand dollars ($10,000) and (v) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5.           Representations and Warranties.  Borrower hereby represents and warrants as follows:

                              (a)           This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                              (b)           Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except with respect to the representations and warranties made in Section 10.5(a), which have changed only with respect to the number of issued and outstanding shares of the Borrower’s common stock set forth on Schedule 10.5(a) to the Loan Agreement as a result of the exercise of options and the issuance of shares of common stock to Kien Huat Realty III Limited).

                              (c)           No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                              (d)           Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

6.           Effect on the Loan Agreement.

                              (a)           Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                              (b)           Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                              (c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Agent or Banks, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.           Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.           Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

EMPIRE RESORTS, INC.

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	Chief Executive Officer

THE PARK AVENUE BANK, as Agent and Bank

By:	/s/ Donald G. Glascoff, Jr.
Name:	Donald G. Glascoff, Jr.
Title:	Chairman

CONSENTED AND AGREED TO:

ALPHA MONTICELLO, INC.

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	President

ALPHA CASINO MANAGEMENT INC.

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	President

MOHAWK MANAGEMENT, LLC

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	Authorized Signatory

MONTICELLO CASINO MANAGEMENT, LLC

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	Authorized Signatory

MONTICELLO RACEWAY DEVELOPMENT
COMPANY, LLC

By:	/s/ Joseph Bernstein
Name:	Joseph Bernstein
Title:	Authorized Signatory

MONTICELLO RACEWAY MANAGEMENT, INC.

By:	/s/ Clifford Ehrlich
Name:	Clifford Ehrlich
Title:	President and General Manager